                                                                     EXHIBIT 2.5


     This Registration Rights Agreement (the "Agreement") is made and entered into this 18th day of March, 1998 by and among Boron, LePore & Associates, Inc. (the "Company"), Christos Efessiou and Alicia Angelides (each a "Holder" and together the "Holders").


                              W I T N E S S E T H
                              -------------------

     WHEREAS, Strategic Implications International, Inc., a Delaware corporation (the "Buyer"), is purchasing substantially all of the assets of EFAN Holdings, Inc., formerly known as Strategic Implications International, Inc. (the "Seller"), Seller pursuant to the terms of an Asset Purchase Agreement of even date herewith by and among the Company, the Buyer, the Seller and the Holders;

     WHEREAS, part of the consideration paid by the Buyer under the Asset Purchase Agreement is 137,052 shares of Common Stock of the Company, par value $.01 per share (the "Restricted Stock");

     WHEREAS, as an inducement for each of the parties hereto to enter into the Asset Purchase Agreement, the Company and the Holders agree to enter into this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


  ARTICLE I. DEFINITIONS
 ----------  -----------

      Section 1.1  Construction of Terms.  As used herein, the masculine,
      -----------  ---------------------
feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

      Section 1.2  Terms Not Defined.  Capitalized terms used herein and not
      -----------  -----------------
otherwise defined shall have the meanings ascribed to them in the Stockholders' Agreement by and among the Company, the Founders and the Investors, dated as of December 4, 1996.

      Section 1.3  Defined Terms.  The following capitalized terms, as used in
      -----------  -------------
this Agreement, shall have the meanings set forth below.

     An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company, as the context requires, and any other common equity securities now or hereafter issued by the Company (but not including the Preferred Stock), and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Founder" means Patrick G. LePore, Gregory F. Boron and Michael W. Foti.

     "Investor" means the investment funds and other persons listed as the TA Investors on the signature pages to the Stockholders Agreement by and among the Company, the Founders and the Investors dated December 4, 1996, as amended to date.

     "Person" means an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization, governmental or otherwise.

     "Preferred Stock" means the undesignated preferred stock issuable in accordance with and subject to the terms of the Amended and Restated Certificate of Incorporation of the Company in effect on this date (the "Charter"), together with any other shares issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Shares" means the shares of Common Stock, Preferred Stock and any other equity securities now or hereafter issued by the Company, including the Restricted Stock, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

  ARTICLE II.  REPRESENTATIONS AND WARRANTIES
  ----------   ------------------------------

      Section 2.1  Representations and Warranties of the Holders.  Each of the
      -----------  ---------------------------------------------
Holders, individually and not jointly, hereby represents, warrants and covenants to the Company as follows: (a) such Holder has full authority, power and capacity to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of such Holder enforceable against him or her in accordance with its terms; and (c) the execution, delivery and performance by such Holder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Holder, or require such Holder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Holder is a party or by which the property of such Holder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Holder.

      Section 2.2  Representations and Warranties of the Company.  The Company
      -----------  ---------------------------------------------
hereby represents, warrants and covenants to the Holders as follows: (a) the Company has full corporate authority and power to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

 ARTICLE III.  REGISTRATION RIGHTS
 -----------   -------------------

     The Company's obligation to register shares of Restricted Stock under this
Article III shall remain in effect until such shares of Restricted Stock are no longer Registrable Shares (as defined below), at which time this agreement will terminate.

      Section 3.1  Piggyback Registration Rights.  If at any time or times
      -----------  -----------------------------
after the date which is three months after the date hereof, the Company shall determine to register any shares of its Common Stock or securities convertible into or exchangeable or exercisable for shares of

Common Stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable, the Company will promptly give written notice thereof to the Holders. In connection with any such registration, if within thirty (30) days after their receipt of such notice (or 10 days in the case of a proposed registration on Form S-3) any Holder requests in writing the inclusion in such registration of some or all of the Registrable Shares (as hereinafter defined) owned by such Holder, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which such Seller or Holder so requests; provided, however,
                                                            --------  -------
that in the case of an underwritten public offering, if the underwriter determines that a limitation on the number of shares to be underwritten is required, the underwriter may limit the number of Registrable Shares and other Common Stock for which the Company has granted registration rights to be included in the registration and underwriting to not less in the aggregate than thirty percent (30%) of the securities included therein (based on aggregate market values). The Company shall advise each Holder promptly after such determination by the underwriter, and the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all Investors, Founders, and the Holders requesting registration in proportion, as nearly as practicable, to the respective holdings by such Persons of Registrable Shares and other Common Stock for which the Company has granted registration rights. All expenses of the registration and offering shall be borne by the Company, except that the Holders shall bear underwriting and selling commissions and transfer taxes attributable to the sale of their Registrable Shares.

      Section 3.2  Registrable Shares.  For the purposes of this Article III,
      -----------  ------------------
the term "Registrable Shares" shall mean any shares of Restricted Stock held by a Holder including any shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, that any Restricted Stock that
                                       --------
is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may then be sold pursuant to Rule 144 under the Securities Act, shall not be deemed Registrable Shares.

      Section 3.2  Further Obligations of the Company.  Whenever, under the
      -----------  ----------------------------------
provisions of Section 3.1 of this Agreement, the Company is required to register any Registrable Shares, it agrees that it shall also do the following:

               (a) Use its best efforts to diligently prepare and file with the Commission a registration statement and such amendments, post-effective amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective as contemplated herein and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering as provided herein;

               (b) Furnish to each selling Holder such copies of each preliminary and final prospectus, registration statement and prospectus supplements thereto and such other documents as such Holders may reasonably request to facilitate the public offering of its Registrable Shares;

               (c) Enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Holders if any; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Shares and any written information provided by such Holder to the Company specifically for use in the Registration Statement, and if the underwriter requires that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company's business, operations and financial information and the disclosures relating thereto in the prospectus;

               (d) Use its best efforts to register or qualify the securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Holders may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

               (e) Immediately notify each selling Holder at any time when a prospectus relating to his or her Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (f) Cause all such Registrable Shares to be listed on or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed;

               (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its stockholders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

               (h) Cooperate with each Holder and each underwriter participating in the disposition of Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

               (i) During the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

               (j) Appoint a transfer agent and registrar for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement;

               (k) In connection with an underwritten offering, to the extent reasonably requested by the managing underwriter for the offering, to participate in and support customary efforts to sell the securities in the offering, including, without limitation, participating in "road shows"; and

               (l) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Shares under this Article III.

      Section 3.4  Indemnification; Contribution.
      -----------  -----------------------------

               (a) Incident to any registration statement referred to in this
     Article III, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, and each Holder who offers or sells any such Registrable Shares in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Stockholder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as the same are incurred to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter or Selling Stockholder expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Stockholder expressly for use in such registration statement, such Selling Stockholder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), and each other Selling Stockholder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Stockholder for indemnification under this Section 3.4(a) in its capacity as such exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Stockholder or (ii) the proceeds received by such Selling Stockholder from its sale of Registrable Shares under such registration statement.

               (b) If the indemnification provided for in Section 3.4(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 3.4, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Stockholders and the underwriters from the offering of the Registrable Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Stockholders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Shares. The relative fault of the Company, the Selling Stockholders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company, the Selling Stockholders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this
     Section 3.4(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Stockholder be required to contribute any amount under this Section 3.4(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Shares sold under such registration statement which are being sold by such Selling Stockholder or (ii) the proceeds received by such Selling Stockholder from its sale of Registrable Shares under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

               (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 3.4 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this
     Section 3.4 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties, and regardless of any transfer or sale of shares by any Holder or any termination of Holder's rights to registration hereunder.

      Section 3.5  Rule 144 Requirements.  The Company shall furnish to any
      -----------  ---------------------
holder of Registrable Shares upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rules. The Company shall use its best efforts to comply with the current public information requirements of Rule 144. In connection with a sale of Restricted Stock by a Holder pursuant to Rule 144, assuming the Holders provide standard Rule 144 representation letters, the Company agrees that the Holders shall not be required to pay for any legal opinion required to effect such a transfer.

     If at any time the Company is not a reporting company under Section 13 or 15(d) of the Securities and Exchange Act of 1934 or has not complied with the requirements for the exemption from registration under the Securities and Exchange Act of 1934 set forth in Rule 12g3-2b under such Act, the Company shall furnish to any Holder of Registrable Shares such financial or other information as any such Holder or any person designated by such Holder may reasonably determine to be required to permit such Holder to comply with the requirements of Rule 144A promulgated under the Act in connection with the resale by it of the Registrable Shares in any such case promptly after the same is requested.


  ARTICLE IV.  MISCELLANEOUS PROVISIONS
 -----------   ------------------------

      Section 4.1  Survival of Representations and Covenants.  Each of the
      -----------  -----------------------------------------
parties hereto agrees that each representation, warranty, covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

      Section 4.2  Amendment and Waiver.  Any party may waive any provision
      -----------  --------------------
hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company, and two-thirds-in-interest of the Holders (based on the shares of Restricted Stock then held by the Holders as a group); provided, however, that any amendment which directly, materially and adversely
--------  -------
affects any right specifically granted to a particular Holder in a manner different than the other Holder shall not be effective unless such Person has consented to that amendment. All actions by the Company hereunder shall be taken by or upon the direction of a majority of the members of the Company's Board of Directors.

      Section 4.3  Notices.  All notices and other communications provided for
      -----------  -------
herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by telex or facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

     (a)  if to the Company:

               Boron, LePore & Associates, Inc.
               17-17 Route 208 North
               Fair Lawn, NJ  07410
               Facsimile: (201) 791-1121
               Attention:  Patrick G. LePore
                           Chief Executive Officer

     (b) if to either Holder or the Seller:

               Strategic Implications
               International, Inc.
               1921 Gallows Road, Suite 360
               Vienna, VA 22182
               Attn: Christos S. Efessiou and Alicia A. Angelides
               Facsimile: (703) 821-8412

      Section 4.4  Headings.  The Article and Section headings used or
      -----------  --------
contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

      Section 4.5  Counterparts.  This Agreement may be executed in one or more
      -----------  ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

      Section 4.6  Dispute Resolution. Except with respect to matters as to
      -----------  ------------------
which injunctive relief is being sought, in the event of a dispute between the parties concerning their respective rights and obligations under this Agreement that the parties are unable to resolve amicably between themselves within sixty
(60) days of proper notice from one party to another, such dispute shall be settled by arbitration in the State of New Jersey in an expedited manner in accordance with the Commercial Rules of the American Arbitration Association by a duly registered arbitrator to be selected jointly by the parties. The decision of the arbitrator shall be final and binding upon the parties.

      Section 4.7  Remedies; Severability.  Notwithstanding Section 4.6, it is
      -----------  ----------------------
specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law).

     In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      Section 4.8  Entire Agreement.  This Agreement, is intended by the
      -----------  ----------------
parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      Section 4.9  Adjustments.  All references to share prices and amounts
      -----------  -----------
herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

      Section 4.10  Law Governing.  This Agreement shall be construed and
      ------------  -------------
enforced in accordance with and governed by the laws of New Jersey (without giving effect to principles of conflicts of law), except that any Delaware corporate law matters relating to the Company shall be construed and enforced in accordance with and governed by the Delaware General Corporation Law (without giving effect to principles of conflicts of law).

      Section 4.11  Successors and Assigns.  This Agreement shall be binding
      ------------  ----------------------
upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor. This Agreement may not be assigned by any Holders except to a member of a Holder's immediate family, to a trust or other entity controlled by a Holder, or to the estate or heirs of a Holder without the prior written consent of the Company.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    COMPANY:
                                    -------

                                    BORON, LEPORE & ASSOCIATES, INC.



                                    By: /s/ Patrick G. LePore
                                       ---------------------------------
                                        Patrick G. LePore
                                        President


                                    HOLDERS:


                                    By: /s/ Christos S. Efessiou
                                       ---------------------------------
                                        Christos S. Efessiou, individually


                                    By: /s/ Alicia A. Angelides
                                       ---------------------------------
                                        Alicia A. Angelides, individually


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